Exhibit (a)(1)(C)
THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for
Deposit of Common Shares
of
Cardiome Pharma Corp.
Pursuant to the Offer to Purchase
Dated September 1, 2009

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) ON
OCTOBER 6, 2009 UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED
As set forth in Section 5, “Procedure for Depositing Shares – Guaranteed Delivery” of the Offer to Purchase of Cardiome Pharma Corp. (“Cardiome”) dated September 1, 2009 (the “Offer to Purchase”), this form or a form substantially equivalent to this form must be used to tender common shares of Cardiome to the Offer (as defined in the Offer to Purchase) if the holder of such common shares cannot deliver the certificates representing such common shares or any other required documents to the Depository before the Offer expires. Such form may be hand-delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto office of the Depository at the address set forth below and must be received by the Depository before the Offer expires. See Section 5 of the Offer to Purchase, “Procedure for Depositing Shares – Guaranteed Delivery”.

TO:	CARDIOME PHARMA CORP.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depository

By Mail:	By Hand, Registered Mail or by Courier:

PO Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	100 University Avenue, 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions
COMPUTERSHARE INVESTOR SERVICES INC.
Facsimile Transmission: (905) 771-4082
Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.
This Notice of Guaranteed Delivery may not be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear on the applicable space on the Letter of Transmittal.
The undersigned hereby tenders the common shares indicated below to the Offer pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase, “Procedure for Depositing Shares – Guaranteed Delivery”. The undersigned acknowledges receipt of the Offer to Purchase, together with the accompanying issuer bid circular (the “Circular”) and letter of transmittal (the “Letter of Transmittal”), and agrees to all of the terms of the Offer. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Offer to Purchase and Circular.

Cardiome Pharma Corp. — Notice of Guaranteed Delivery

Certificate Number(s) (if available)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*	Name and Address of Shareholder (please print)

*	If you are not depositing all of the common shares evidenced by any share certificate listed above, indicate in this column the number of common shares evidenced by such share certificate you wish to deposit. If you leave this column blank, all common shares represented by such certificate(s) will be considered to have been deposited under the Offer. See Instruction 4 in the Letter of Transmittal.

ORDER OF PURCHASE
Indicate in the space below the order (by certificate number) in which the common shares you are depositing are to be purchased in event of pro-ration. If you do not designate an order, the order in which your common shares will be purchased in the event of pro-ration will be determined by the Depository. See Instruction 9 in the Letter of Transmittal.
1st:                      2nd:                      3rd:                      4th:                       5th:
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
The institution which completes this Notice of Guaranteed Delivery must deliver it to the Depository before the Offer expires. In order for the deposit of common shares pursuant to a Notice of Guaranteed Delivery to be effective, the certificate for the deposited common shares and a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy), together with all other documents required by the Letter of Transmittal, must be received by the Depository at its Toronto office on or before the third trading day on the Toronto Stock Exchange and the NASDAQ Global Market after the Offer expires. Failure to do so could result in a financial loss to such institution.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned guarantor hereby guarantees to deliver to the Depository at its address set forth above the certificate(s) representing the common shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or manually signed photocopy) and any other documents required by the Letter of Transmittal, on or before 5:00 pm (Eastern Time) on the third trading day on the Toronto Stock Exchange (the “TSX”) and NASDAQ Global Market (“NASDAQ”) after the Offer expires. As used herein “trading day” means a day on which trading occurs on either of the TSX or the NASDAQ.
The undersigned guarantor confirms that it is a Canadian Schedule 1 chartered bank or a major trust company in Canada or a member of the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).
Name of Firm

Address of Firm

Postal Code or Zip Code

Area Code and Tel. No.

Authorized Signature

Name

(Please type or print)
Title

Dated:                                                             , 2009

Cardiome Pharma Corp. — Notice of Guaranteed Delivery

BOX A
TYPE OF TENDER
(See Instruction 5 of the Letter of Transmittal)
Check only one box. If more than one box is checked or if no box is checked, all common shares tendered pursuant to this Notice of Guaranteed Delivery will be deemed to have been tendered pursuant to a purchase price tender. Common shares of Cardiome are being deposited hereby pursuant to (check one):

☐	Auction tender	☐	Purchase price tender
(Please complete Box B)

BOX B
AUCTION TENDER
(See Instruction of the Letter of Transmittal)
This box MUST be completed if the common shares tendered pursuant to this Notice of Guaranteed Delivery are being tendered pursuant to an auction tender. If you fail to specify any price below, the common shares tendered pursuant to this Notice of Guaranteed Delivery will be deemed to have been tendered pursuant to a purchase price tender.

Check Only One Box. If more than one box is checked, the common shares tendered pursuant to this Notice of Guaranteed Delivery will be deemed to have been tendered pursuant to a purchase price tender.

Price per share at which common shares are being deposited:

☐ US$4.25	☐ US$4.40

☐ US$4.55	☐ US$4.70

☐ US$4.85	☐ US$5.00

☐ US$5.10

BOX C
CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)
A shareholder may tender common shares to the Offer subject to the condition that a specified minimum number of the common shares tendered hereby to the Offer must be purchased if any of such common shares are purchased (see Section 4 of the Offer to Purchase, “Conditional Tender of Shares”). Unless the minimum number of common shares indicated below is purchased under the Offer, none of the common shares tendered pursuant to this Notice of Guaranteed Delivery will be purchased. It is the responsibility of the shareholder to calculate the minimum number of common shares that must be purchased. Cardiome urges shareholders to consult their own tax advisors before completing this Box C.

Unless this box has been completed and a minimum specified, the tender of common shares pursuant to this Notice of Guaranteed Delivery will be deemed unconditional. Do not complete this box, if the tendering shareholder wants the deposit of common shares pursuant to this Notice of Guaranteed Delivery to be unconditional:
Minimum number of common shares to be purchased:
If the withdrawal of conditional tenders would cause the aggregate purchase price of all common shares purchased under the Offer to fall below US$27.5 million, Cardiome may accept conditional tenders by random lot. To be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its common shares and the box below must be checked.
☐	The common shares tendered hereby represent all of the common shares held by the tendering shareholder.

BOX D
ODD LOTS
(See Instruction 8 of the Letter of Transmittal)
To be completed only if common shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 common shares as of the close of business on the Expiration Date and all of the common shares held by such person are being tendered.
The guarantor either (check one box):
☐	is the beneficial or record owner of an aggregate of fewer than 100 common shares as of the close of business on the Expiration Date, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), common shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 common shares as of the close of business on the Expiration Date and is tendering all of his, her or its common shares.

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